                                                                    Exhibit 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-66739) pertaining to the Savings Plan of Penwest Pharmaceuticals Co. of our report dated June 22, 2000, with respect to the financial statements of Penwest Pharmaceuticals Co. Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.


                                               /s/ Ernst & Young LLP

Stamford, Connecticut
June 22, 2000